Exhibit 99.1

JDA Software Group, Inc. 1440 North 8th Street Scottsdale, AZ 85260-3649 www.jda.com

800-438-5301 main 480.308.3001 fax
July 6, 2010
To Our Stockholders:
I am writing in response to the many questions we have received since the June 15 jury verdict in the litigation between Dillard’s, Inc. and i2 Technologies, Inc., which JDA Software, Inc. acquired on January 28, 2010. The purpose of this letter is to provide you with our thoughts on that recently announced verdict and to update you on our response plans.
To review briefly, a Texas jury awarded approximately $246 million to Dillard’s under various theories, the substantial majority of which were characterized as consequential, special or punitive damages. The suit related to a software license agreement and services agreement under which Dillard’s had paid i2 approximately $8 million since 2000.
We find the jury decision inexplicable considering the following:
•	Both of the i2 products—Replenishment Planner and Demand Planner—were implemented and were formally accepted by Dillard’s;

•	Dillard’s used both products in production for many years, and one of the products is used in Dillard’s business through a vendor today;

•	Although it was found that i2 had breached the express warranty relating to the software contract, the jury also found that i2 had complied with the terms of both contracts between the two companies ; and

•	Our due diligence into this case, prior to entering an agreement to buy i2, was supported by independent advice from external litigators. Their conclusion regarding the Dillard’s litigation was that there was potential financial exposure to i2, but that it was immaterial and that the chances of i2’s actions being interpreted as fraudulent were not material.
Considering the aforementioned facts, this verdict was very much unexpected. I personally do not believe that this award against i2 is just, and we will make every effort to gain a reversal or material reduction of the verdict. To support that effort, we have retained a leading Texas law firm, Haynes and Boone. This firm’s appellate group has a reputation in Texas that is second to none. Leading our Haynes and Boone team are Nina Cortell, co-chair of Haynes and Boone’s appellate section, and Lynne Liberato, former Chair of the Appellate Section of the State Bar of Texas.
As our legal team moves forward in the Dillard’s case, if we are unable to resolve this dispute at the trial court level, the company will pursue all available remedies in the appeals process. We have the right under Texas law to suspend enforcement of the trial court judgment during the appeals process by posting a $25 million bond. We are prepared to do that, as well as to pursue an appeal that could take several years to complete.
In response to inquiries regarding what the Dillard’s case may suggest about the potential outcome of other pending litigation with i2 customers, I am pleased to report that we have recently finalized settlements in the two remaining i2 customer litigation matters. These two settlements were reached for immaterial amounts. Outside of the ongoing Dillard’s matter, there is no remaining i2 customer-related litigation.
I know that you have made significant investments in our company and our management team and Board of Directors remain, as always, focused upon doing all that we can to deliver a strong return on your investment. The longstanding success we have achieved at JDA is built on a foundation of constantly seeking to do the right thing. We apply these same principles to companies we acquire. We plan to continue doing just that, and I am confident that the long-term trust we have built with our customers will ensure that our business is not unnecessarily disrupted by this news.
I would also like to respond to concerns that a drawn-out legal process in the Dillard’s case could impact our strategic plan to create the world’s leading supply chain company. Because the ultimate outcome of the Dillard’s litigation may be unknown for some time, we intend to operate with conservative assumptions and ensure that the security of the company remains paramount in any decisions we make. We have always operated JDA in a fiscally conservative manner and that will not change. As you know, we look to maximize the value of each acquisition through the full integration of an acquired company before initiating the next transaction. Because we expect to spend the next year or so completing our integration of i2, another large deal would not have been considered until that point, irrespective of this litigation. As such, we are hopeful that our acquisition strategy will be largely unaffected. We remain confident we will achieve our stated goal of becoming a supply chain leader with $1 billion in revenue.
For the last 25 years we have been dedicated to building a franchise of trust and respect with our customers. The Dillard’s verdict does not change what makes JDA enduring:
•	Our market leadership, which is built on delivering customer value through superior solutions;

•	Our business model and our competitive position which are both very robust; and, importantly,

•	Our financial strength.
We will continue to run this company with the same discipline and dedication to excellence we have demonstrated in the past, because we have achieved great market success doing so. Our unwavering commitment to customer value will sustain us through this unusual situation. As a result, we expect to continue to enhance shareholder value for years to come.
We plan to report on our second quarter operating and financial performance in a conference call on July 27 and will provide additional updates at that time. As always, thank you for your ongoing support of JDA.
Sincerely,

Hamish Brewer
President and Chief Executive Officer
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995 This letter contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this letter such forward-looking statements include, without limitation, statements concerning the company’s ability to obtain a reduction or reversal of any eventual judgment in the Dillard’s matter, the impact or potential impact or lack thereof of a judgment and the continued litigation on the Company’s future financial performance, growth and acquisition strategy, and the ability of the Company to integrate i2 and the timing of that integration.
These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: The Company’s ability to obtain a reduction or reversal of any eventual judgment in the Dillard’s matter, the quality and nature of the company’s legal representation, the impact of the judgment on the Company’s operations and management, the risk that other i2 customer disputes may arise; the unprecedented volatility in the global economy; the risk that the future business operations of i2 will not be successful; the risk that we will not realize all of the anticipated benefits from our acquisition of i2; the risk that customer retention and revenue expansion goals for the i2 transaction will not be met and that disruptions from the i2 transaction will harm relationships with customers, employees and suppliers; the risk that unexpected costs will be incurred; the outcome of litigation proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; our ability to protect our intellectual property rights; our ability to maintain and improve cost efficiency of operations, including savings from restructuring actions; changes in foreign currency exchange rates; changes in economic conditions, political conditions, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for products and provision of services; and other factors that are set forth in the “Risk Factors” section and other sections of our 2009 Annual Report on Form 10-K and i2’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and quarterly reports on Form 10-Q, or current reports on Form 8-K subsequent thereto. JDA assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.